                             PUT AGREEMENT

             THIS PUT AGREEMENT (this "Agreement") is dated as of
November 1, 1999, and is by and between Nordstrom, Inc., a Washington corporation ("Nordstrom"), and the holders of the Series C Preferred Stock of Nordstrom.com, Inc., a Delaware corporation (the "Company"), set forth on Exhibit A hereto (the "Investors").

             WHEREAS, concurrently with the execution and delivery of this Agreement, Nordstrom and the Investors are purchasing shares of the Company's Preferred Stock and a wholly owned subsidiary of Nordstrom and the Company are entering into that certain Limited Liability Company Agreement in connection with the formation of Nordstrom.com, LLC (the "LLC"); and

             WHEREAS, Nordstrom and the Investors each desire to enter into this Agreement for the purpose of providing a potential financing vehicle for the Company and absent such financing for Nordstrom to purchase from the Investors the Company's Series C Preferred Stock (the "Series C Preferred Stock") and the Company's Common Stock (the "Common Stock") issued upon conversion thereof (collectively, the "Investor Stock") as provided below.

             NOW, THEREFORE, the parties hereto agree as follows:

             SECTION 1    PUT RIGHT

             1.1 Put Right of Investors. If by July 1, 2002, Nordstrom has not provided the Company with financing on the terms described in Exhibit B hereto and an Initial Public Offering (as hereafter defined) is not consummated by September 1, 2002, at any time during the thirty (30) day period beginning September 1, 2002, upon the receipt by Nordstrom of a written request from the holders of a majority of the Common Stock issuable and issued upon conversion of the Company's Series C Preferred Stock (the "Conversion Shares"), Nordstrom shall purchase all, but not less than all, of the Investor Stock, at an aggregate price (the "Put Price") equal to the greater of (i) the Fair Market Value (as hereafter defined) of the Investor Stock and (ii) the product of (A) the number of shares of Conversion Shares and (B) $16.65 (as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like) per share of Common Stock.

             1.2     Fair Market Value; Put Procedures.

                    (a) Determination of Fair Market Value. If requested by the holders of a majority of the Conversion Shares, the Fair Market Value will be appraised by an independent appraiser appearing on the attached Schedule A selected by mutual agreement of Nordstrom and the holders of a majority of the Investor Stock (the "First Appraiser"). The First Appraiser will render an appraisal of the Fair Market Value to

 Nordstrom and the Investors. Nordstrom and the Investors will cause the fees and expenses of the First Appraiser to be paid by the LLC. Each of Nordstrom and the Investors will be entitled within thirty (30) days after receipt of the appraisal of the First Appraiser to dispute such appraisal. In such event, the disputing party will select a second independent appraiser appearing on the attached Schedule A (the "Second Appraiser") who shall render an appraisal of the Fair Market Value. Nordstrom and the Investors will cause the fees and expenses of the Second Appraiser to be paid by the LLC. The First Appraiser and Second Appraiser shall meet to resolve their differences, if any, as to the Fair Market Value. If such two appraisers are able to resolve their differences as to Fair Market Value, the joint decision of such appraisers will be the Fair Market Value. If the First Appraiser and the Second Appraiser are unable to resolve their differences as to Fair Market Value within 30 days after receipt of the second appraisal, the First Appraiser and the Second Appraiser shall in turn select a third appraiser from the list on the attached Schedule A (the "Third Appraiser") to appraise the Fair Market Value. Nordstrom and the Investors will cause the fees and expenses of the Third Appraiser to be paid by the LLC. The average of the three appraisals shall be the Fair Market Value. The Fair Market Value shall equal the fair market value of the company multiplied by a fraction (i) the numerator of which is the number of Conversion Shares, and (ii) the denominator of which is the number of outstanding shares of Common Stock outstanding after giving effect to (A) the conversion of all outstanding convertible securities of the Company, (B) the exercise of all outstanding vested in-the-money securities of the Company, and (C) consummation of the merger contemplated pursuant to Section 5.8 of the Joint Venture Agreement between the Company and Nordstrom. (For purposes of the preceding sentence, the number of outstanding shares shall be determined as of September 1, 2002). Each appraiser shall appraise the fair market value of the Company taken as a whole, taking into account valuation parameters deemed appropriate by such appraiser (including, without limitation, the Company's value as a going concern as a privately or publicly held company, the Company's value if sold to a willing buyer in an arms'-length transaction and the Company's value upon liquidation), without giving effect to any adjustment for the fact that the Investor Stock indirectly represents a minority interest in the LLC.

                     (b) Procedure. The closing of any sale of Investor Stock under Section 1.1 shall take place at the offices of Lane Powell Spears Lubersky LLP, 1420 Fifth avenue, Suite 4100, Seattle, Washington (or such other place as may be agreed by Nordstrom and the holders of a majority of the Common Stock issuable or issued upon conversion of the Company's Series C Preferred Stock) on the Put Closing Date (as hereafter defined).

                              (i)     The Put Closing Date shall be on the
date that is the later of (A) October 15, 2002, if no appraisal is obtained pursuant to Section 1.2(a), (B) forty (40) days after the receipt of the appraisal rendered by the First Appraiser (unless either party disputes such appraisal within thirty (30) days after it is received), (C) if applicable, forty (40) days after receipt of the joint decision of the appraisers selected by Nordstrom, on the one hand, and the Investors, on the other, resolving any differences they have as to the Fair Market Value
(D) if applicable, ten (10) days after receipt of the appraisal rendered by the Third Appraiser, or (E) such other date as may be mutually acceptable to the parties to the transaction.

                              (ii)     On the Put Closing Date, Nordstrom
shall deliver to the holders of Investor Stock the Put Price in cash, and the holders of Investor Stock shall deliver to Nordstrom certificates representing the Investor Stock, free of any liens or encumbrances, together with such powers and other documentation necessary for the transfer of such stock. The parties hereto shall do all things and execute and deliver all papers as may be necessary to consummate any purchase under this Agreement.

             For purposes of this Agreement, "Initial Public Offering" means an initial public offering of the Common Stock of the Company or Nordstrom.com, Holdings, Inc. or the common shares of the LLC pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, resulting in gross proceeds of at least $20.0 million and underwritten by a nationally recognized investment bank.

             1.3 Other Purchases of Investor Stock. At any time, Nordstrom may purchase all of the Investor Stock on terms and conditions approved by Nordstrom and holders of a majority of the Investor Stock.

             SECTION 2	MISCELLANEOUS.

             2.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

             2.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.

             2.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

             2.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall (except as expressly provided in this Agreement) be assignable by Nordstrom without the prior written consent of the other parties hereto.

            2.5 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

            2.6 Amendments. This Agreement may not be amended, modified or supplemented without the prior written consent of Nordstrom and the holders of a majority of the Common Stock issuable or issued upon conversion of the Company's Series C Preferred Stock.

            2.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

            2.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed therein.

            2.9 Expenses. Except as expressly provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                              NORDSTROM, INC.

                              Name:       Michael A. Stein
                              Title:         Executive Vice President and
                                             Chief Financial Officer
                Address:     Nordstrom, Inc.
                             1617 Sixth Avenue, Suite 500
                             Seattle, WA  98101

                             INVESTORS:

                             BENCHMARK CAPITAL PARTNERS III, L.P.
                             as nominee for
                             Benchmark Capital Partners III, L.P.
                             Benchmark Founders Fund III, L.P.
                             Benchmark Founders Fund III-A, L.P
                             Benchmark Members Fund III, L.P.

                By:          Benchmark Capital Management Co. III, L.L.C.
                             its general partner


                By:
                             --------------------------
                             Managing Member

                Address:     2480 Sand Hill Road, Suite 200
                             Menlo Park, CA   94025

                             MADRONA RETAIL PARTNERS I, L.L.C.

                By:
                             --------------------------

                By:
                             --------------------------

                Its.:
                             --------------------------

                Address:     1000 Second Ave., Suite 3700
                             Seattle, WA   98104

                                           Exhibit A
                                          ------------
                               Series C Preferred Stock Holders
                           ----------------------------------------

                                  Number of                           Series of                 Total Purchase
Name and Address              Shares Purchased                      Preferred Stock             Price of Shares
-----------------            -------------------                   -----------------            ----------------
Benchmark Capital            3,217,503.15                          C                            $10,714,285.50
Partners III, L.P.

2480 Sand Hill Road,
Suite 200
Menlo Park, CA  94025

Benchmark Founders'          938,223.87                            C                            $3.124.285.50
Fund III, L.P.

2480 Sand Hill Road,
Suite 200
Menlo Park, CA  94025

Benchmark Founders'          254,128.83                            C                            $846,249.00
Fund III-A, L.P.

2480 Sand Hill Road,
Suite 200
Menlo Park, CA  94025

Benchmark Members'          94,594.59                              C                            $315,000.00
Fund III, L.P.

2480 Sand Hill Road,
Suite 200
Menlo Park, CA  94025

Madrona Retail Partners    300,300.30                              C                            $1,000,000
I, L.L.C.

1000 Second Ave.,
Suite 3700
Seattle, WA    98104





                                 SCHEDULE A
                            INDEPENDENT APPRAISERS
                        -----------------------------
                             To be Agreed Upon

First Appraiser:  American Appraisal
Second Appraiser:  Houlihan Lokey Howard & Zukin
Third Appraiser:  Arthur Andersen

                                          Exhibit B

                                      Nordstrom.com, Inc.
                         Summary of New Series D Preferred Stock Terms

Company                          Nordstrom.com, Inc. ("Company")

Securities                       Series D Convertible Preferred Stock ("Series D")

Investment Amount                $100 million

Investor                         Nordstrom, Inc.

Valuation                        Pre-money valuation of $300 million on a fully diluted
                                 basis (including shares reserved for or issued in
                                 connection with option plans or other similar plans or
                                 arrangements) for the combined entity.

Dividend Provisions              The Series D holder would not be entitled to receive any
                                 dividend unless declared by Company's Board of
                                 Directors ("Board").

Liquidation Preference           In the event of any liquidation or winding up of
                                 Company, the Series D holder is entitled to receive, parri passu with holders of Common Stock and after any
                                 preference to Series A, Series B and Series C Preferred
                                 Stock (which preference shall be doubled at the time of
                                 the Series D financing), an amount equal to the Series D
                                 Purchase Price plus any accrued but unpaid dividends.
                                 Upon payment of the above-described amounts and any
                                 other preferences, the holders of the Series A, B, C
                                 and D and the Common Stock are entitled to share
                                 ratably (calculated on an as-converted basis) in
                                 Company's remaining assets.

Conversion                       The Series D holder has the right, at any time, to convert all or a portion of its Series D shares into Common
                                 Stock.  The number of shares of Common Stock into
                                 which each such share initially may be converted will
                                 be determined by dividing the Series D Purchase Price
                                 by the Series D conversion price.  The initial Series D
                                 conversion price equals the Series D Purchase Price.
                                 The Series D conversion price will be subject to
                                 adjustment as set forth in the "Antidilution Provisions."



















                                 8

Automatic Conversion             The Series D automatically converts into Common
                                 Stock at the then applicable conversion rate in the event
                                 of:  (i) the closing of an underwritten public offering of shares of Common Stock by Company; or (ii) upon
                                 consent of or conversion by holders of 66 2/3 percent of
                                 the outstanding Series C.

Antidilution Provisions          Proportional adjustment in the event of stock splits,
                                 stock dividends, reclassifications and the like; standard
                                 weighted average antidilution protection is provided for
                                 the holders of the Series D in the event of future
                                 issuances of stock or other equity instruments (except as
                                 provided below) at a price  per share less than the
                                 Series D Purchase Price, as adjusted.  Exceptions to the
                                 foregoing weighted average dilution protection for:
                                (i) options or warrants to purchase such shares that are
                                reserved for or issued to employees, directors and
                                consultants of Company that are approved by the
                                Board, (ii) Common Stock issuable on conversion of
                                preferred stock or other convertible securities issued by
                                Company, and (iii) Common Stock issued as a dividend
                                or other distribution on outstanding Common Stock or
                                issued in connection with a subdivision of outstanding
                                Common Stock into a greater number of shares or a
                                combination of outstanding Common Stock into a
                                smaller number of shares (collectively, the "Excepted
                                Issuances").

Preemptive Rights               Series D holders have the contractual right to
                                participate in the issuances of additional securities by
                                Company in proportion to their ownership of
                                outstanding Common Stock (calculated on an as
                                -converted basis) to the total outstanding Common
                                Stock shares and Common Stock subject to outstanding
                                options and warrants immediately prior to the proposed
                                issuance.  The foregoing right does not apply to shares
                                offered pursuant to a registration statement, securities
                                issued pursuant to the acquisition of another company
                                by Company as approved by the Board, securities
                                issued in connection with the formation of any licensing
                                or collaborative agreements provided by the Board, and
                                the Excepted Issuances.  The foregoing preemptive
                                rights expire upon the earlier of:  (i) immediately prior
                                to the closing of a Qualifying IPO; or (ii) on the date on which the holder or transferee no longer holds any
                                shares of Series D.


















                                 9


Voting Rights                   A Series D holder shall vote on all matters in
                                proportion to all other holders of Preferred and
                                Common Stock, and the holders of Series C shall be
                                given the right to vote Series B shares.

Information Rights              So long as Nordstrom, Inc. holds at least one percent of
                                the issued and outstanding capital stock of the
                                Company on an as-converted basis, the Company shall
                                deliver quarterly unaudited financial statements and
                                monthly unaudited financial reports.  The foregoing
                                information rights shall terminate upon the earlier of:
                                (i) completion of Company's initial public offering; or
                                (ii) the date Company registers any securities under the
                                Securities Exchange Act of 1934.

Piggyback Registration          The Series D holders are entitled to "piggyback"
                                registration rights of their Common Stock issuable upon
                                conversion of their Series C on all registrations, other
                                than registrations for employee plans or Rule 145
                                transactions, subordinate to any other registration rights to other holders of Preferred Stock.

Rule 144; Transfer of Rights    Registration rights do not apply if a holder may sell all
                                of such holder's shares under Rule 144 in a three-month
                                period.

Market Standoff Agreement       The Series D holder must comply with the request of
                                Company's underwriters in connection with a public
                                offering by Company not to sell or otherwise dispose of
                                any shares of Series D Preferred Stock or Common
                                Stock issuable upon conversion thereof (except for
                                those securities being registered, if any, for such
                                offering).

Expenses                        The holder of Series D Preferred Stock shall pay the
                                legal fees, in an amount not to exceed $50,000, and
                                expenses of Gunderson, Dettmer, Stough Villeneuve
                                Franklin & Hachigian, LLP in connection with their
                                review and participation in the issuance of the Series D
                                Preferred Stock, and all legal expenses of the
                                Company.















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